Exhibit 10.5
FIRST AMENDMENT TO TAX RECEIVABLE AGREEMENT

This First Amendment to Tax Receivable Agreement (this “Amendment”) is made and entered into this 22nd day of December 2023, by and between TSG AIV II-A L.P., a Delaware limited partnership (“TSG AIV”), TSG PF Co-Investors A L.P., a Delaware limited partnership (“TSG PF Co-Investors”), TSG6 Management L.L.C., a Delaware limited liability company (the “TSG Representative” and together with TSG AIV and TSG PF Co-Investors, “TSG”), Planet Fitness, Inc., a Delaware corporation (“Planet”), in order to amend certain provisions of the Tax Receivable Agreement, entered into as of August 5, 2015, by and between TSG, Planet, Pla-Fit Holdings, LLC, a Delaware limited liability company, each stockholder of Planet listed on Annex A of such agreement, and each of the successors and assigns thereto (the “TRA”). TSG and Planet are sometimes referred to herein individually as a “Party” and collectively as “Parties”.

RECITALS

WHEREAS, the Parties desire to amend the TRA, pursuant to Section 7.5 thereof, as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the benefits to be derived by each Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment have the respective meanings assigned to such terms in the TRA.

2. Amendment.

a. The following definitions are hereby amended and restated in their entirety as follows:

“Agreed Rate” means Term SOFR plus 71 basis points.

“Default Rate” means Term SOFR plus 571 basis points.

“Early Termination Rate” means Term SOFR plus 171 basis points.

“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that (1) in each taxable year ending on or after such Early Termination Date, Corporate Taxpayer and its wholly-owned Subsidiaries will have taxable income sufficient to fully use the deductions within Net Tax Benefit (including arising from the Basis Adjustments and the Imputed Interest and deductions arising from the Asset Purchase) during such taxable year (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from post-Early Termination Date Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions

Exhibit 10.5
would become available, (2) the U.S. federal income tax rates and state and local income tax rates that will be in effect for each such taxable year will be those specified for each such taxable year by the Code and other law as in effect on the Early Termination Date (but taking into account for the applicable taxable years adjustments to the tax rates that have been enacted as of the Early Termination Date with a delayed effective date), (3) any loss carryovers generated by any Basis Adjustment, Imputed Interest, or deductions arising from the Asset Purchase and available as of the Early Termination Date will be used by Corporate Taxpayer on a pro rata basis from the Early Termination Date through the scheduled expiration date of such loss carryovers or, if there is no scheduled expiration date, the 20th anniversary of the generation of such loss carryovers, (4) any non-amortizable assets (other than stock of the Corporate Taxpayer’s wholly-owned Subsidiaries with which the Corporate Taxpayer files a consolidated return) will be disposed of in a taxable sale on the fifteenth anniversary of the applicable Basis Adjustment for an amount sufficient to fully use the Basis Adjustments with respect to such assets and any short-term investments (including cash equivalents) will be disposed of 12 months following the Early Termination Date; provided that, in the event of a Change in Control which includes a taxable sale of any relevant asset, such non-amortizable assets shall be deemed disposed of at the time of the Change in Control (if earlier than such fifteenth anniversary), (5) any payment obligations pursuant to this Agreement will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed excluding any extensions.

b. The definition of “LIBOR” is hereby removed in its entirety.

c. The following definition of “Continuing Owner TRA” is hereby added to
Section 1.1:

“Continuing Owner TRA” means such tax receivable agreement, dated as of August 5, 2015 entered into by Corporate Taxpayer, the wholly-owned Subsidiaries of Corporate Taxpayer, Pla-Fit LLC and each LLC Unit Holder (as defined in such agreement), and each of the successors and assigns thereto.

d. The following definition of “SOFR” is hereby added to Section 1.1: “SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

e. The following definition of “Tax Receivable Agreements” is hereby added to Section 1.1:

“Tax Receivable Agreements” means this Agreement and the Continuing
Owner TRA.

f. The following definition of “Term SOFR” is hereby added to Section 1.1:

Exhibit 10.5
“Term SOFR” means during any period, an interest rate per annum equal to the rate per annum reported, on the date two (2) U.S. Government Securities Business Days prior to the first (1st) U.S. Government Securities Business Day of such period, on the applicable Bloomberg screen page (or other commercially available source providing quotations of SOFR) for the Secured Overnight Financing Rate as published by the Federal Reserve Bank of New York for such period (or a successor administrator of the Term SOFR Reference Rate selected by the Corporate Taxpayer in its reasonable discretion). In no event will SOFR be less than 0%.

g. The following definition of “Term SOFR Reference Rate” is hereby added to Section 1.1:

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

h. The following definition of “U.S. Government Securities Business Days” is hereby added to Section 1.1:

“U.S. Government Securities Business Days” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

i. Coordination of Benefits; Pro Rata Payments. The following paragraphs in
Section 3.3 of the TRA are hereby amended and restated in its entirety as follows:

“(a) The Tax Benefit Payments under this Agreement shall be calculated by treating the Tax Receivable Agreements as if they were a single combined agreement, including for the purposes of calculating the Corporate Taxpayer’s Hypothetical Tax Liability.

(b) Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate tax benefit of the Corporate Taxpayer’s, and/or its wholly-owned Subsidiaries’, as applicable, deductions within Net Tax Benefit (including the Basis Adjustments and Imputed Interest under this Agreement) is limited in a particular taxable year because the Corporate Taxpayer and/or its wholly-owned Subsidiaries, as applicable, does or do not have sufficient taxable income or other limitations to utilize the tax benefits within Net Tax Benefit (including the Basis Adjustments or Imputed Interest), the Net Tax Benefit shall be allocated among all parties eligible for payments hereunder in proportion to the respective amounts of Net Tax Benefit that would have been allocated to each such party if the Corporate Taxpayer and, as applicable, its wholly-owned Subsidiaries, had sufficient taxable income so that there were no such limitation (or such other limitations did not apply).

Exhibit 10.5
(c) After taking into account Section 3.3(a), if for any reason the Corporate Taxpayer does not fully satisfy its payment obligations to make or cause to be made all Tax Benefit Payments due under the Tax Receivable Agreements in respect of a particular taxable year, then the Corporate Taxpayer and the parties agree that no Tax Benefit Payment shall be made in respect of any taxable year until all Tax Benefit Payments in respect of prior taxable years have been made in full. If for any reason the Tax Benefit Payments are to be partially but not fully satisfied with respect to a taxable year, such Tax Benefit Payments shall be made in the same proportion as the Tax Benefit Payments that would have been paid to each LLC Unitholder (as defined in the Continuing Owner TRA) and Indirect LLC Unit Holders if the Corporate Taxpayer were to satisfy its obligation in full.”

3. No Other Provisions Amended. All other provisions of the TRA not specifically amended by this Amendment shall remain unmodified and in full force and effect. This Amendment shall not constitute any Party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the TRA or any instruments or agreements referred to therein.

4. Counterparts. This Amendment may be executed (including by .pdf or other means of electronic signature) in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

5. Governing Law. Section 7.7 of the TRA shall apply to this Amendment mutatis mutandis.

[Signature page follows]

Exhibit 10.5

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first set forth above.

TSG: TSG AIV II-A L.P.

By: TSG6 Management L.L.C., its general partner

By:
Name: James L. O'Hara
Title: Senior Managing Member

TSG PF Co-Investors A L.P.
By: TSG6 Management L.L.C., its general partner

By:
Name: James L. O'Hara
Title: Senior Managing Member

TSG6 MANAGEMENT L.L.C.

By:
Name: James L. O'Hara
Title: Senior Managing Member

Exhibit 10.5

PLANET: PLANET FITNESS, INC.

By:
Name: Justin Vartanian
Title: General Counsel and Corporate Secretary